EXHIBIT INDEX


EXHIBIT                    DESCRIPTION

99.1     Press Release issued by the Company on November 8, 2000.



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                                                                  Exhibit 99.1

November 8, 2000


HS RESOURCES TO PRESENT AT MERRILL LYNCH ENERGY CONFERENCE

San Francisco, California - HS Resources, Inc. (NYSE:HSE) today announced that the Company will be making a presentation at the Merrill Lynch Energy Conference on Thursday, November 9, 2000 at 4:00 p.m. Eastern Standard Time. Interested parties may view the slide presentation by accessing the HS Resources website, WWW.HSRESOURCES.COM, and following the links to the investor relations section.

In addition, Merrill Lynch is planning to webcast the audio portion of the presentation on its website, HTTP://EVENTS.MLRESEARCHMEDIA.COM/ML/ENERGY.

Finally, to ensure that information about this presentation is broadly disseminated, HS plans to file on Form 8-K further information concerning the assumptions underlying the slides. That filing will also provide guidance for certain significant operating and financial factors for the fourth quarter of 2000, and the first quarter and full year 2001, and will be made no later than Wednesday, November 8, 2000.

HS Resources, Inc. is an independent oil and gas exploration and development company with active projects in the D-J Basin, Gulf Coast, Mid-Continent and Northern Rocky Mountain regions. The common stock of HS Resources, Inc. is traded on the New York Stock Exchange under symbol "HSE".

Contact:          Theodore Gazulis
                  Vice President
                  415-433-5795
                  TGAZULIS@HSRESOURCES.COM

Web site:         WWW.HSRESOURCES.COM